EXHIBIT 10.245


                               PURCHASE AGREEMENT

                                     BETWEEN

              PHARMACEUTICAL ROYALTIES INTERNATIONAL (CAYMAN) LTD.


                                       and


                       LIGAND PHARMACEUTICALS INCORPORATED

                            Dated as of March 6, 2002





                        TSE-424 ("BAZEDOXIFENE") ROYALTY

                      CP-336, 156 ("LASOFOXIFENE") ROYALTY

                                TABLE OF CONTENTS

PURCHASE AGREEMENT..........................................................1
ARTICLE I - DEFINITIONS.....................................................1
   1.01 DEFINITIONS.........................................................1
ARTICLE II - PURCHASE AND SALE OF RIGHTS....................................4
   2.01 PURCHASE AND SALE...................................................4
   2.02 OPTIONS.............................................................5
   2.03 EXPIRATION OF RIGHTS TO RECEIVE PAYMENTS............................6
   2.04 EXCLUDED LIABILITIES AND OBLIGATIONS................................6
   2.05 EXCLUDED ASSETS.....................................................7
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER......................7
   3.01 CORPORATE EXISTENCE AND POWER.......................................7
   3.02 CORPORATE AUTHORIZATION.............................................7
   3.03 GOVERNMENTAL AUTHORIZATION..........................................7
   3.04 NON-CONTRAVENTION...................................................7
   3.05 NO UNDISCLOSED MATERIAL LIABILITIES.................................8
   3.07 COMPLIANCE WITH LAWS................................................8
   3.08 NO PRIOR TRANSFER...................................................8
   3.09 ENABLING AGREEMENTS.................................................8
   3.10 INTELLECTUAL PROPERTY...............................................9
   3.11 FINDERS' FEES.......................................................9
   3.12 OTHER INFORMATION...................................................9
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER.......................10
   4.01 ORGANIZATION AND EXISTENCE.........................................10
   4.02 CORPORATE AUTHORIZATION............................................10
   4.03 GOVERNMENTAL AUTHORIZATION.........................................10
   4.04 NON-CONTRAVENTION..................................................10
   4.05 FINDERS' FEES......................................................10
   4.06 FINANCING..........................................................10
   4.08 COMPLIANCE WITH LAWS...............................................11
ARTICLE V - COVENANTS......................................................11
   5.01 MAINTENANCE OF ENABLING AGREEMENTS.................................11
   5.02 CONFIDENTIALITY....................................................11
   5.03 PUBLIC ANNOUNCEMENT................................................11
   5.04 PAYMENTS...........................................................11
   5.05 CERTAIN NOTICES....................................................12
   5.06 AUDITS.............................................................12
   5.07 BREACH OF THE ENABLING AGREEMENTS..................................13
   5.08 COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCES................14
ARTICLE VI - SURVIVAL; INDEMNIFICATION.....................................14
   6.01 INDEMNIFICATION....................................................14
   6.02 PROCEDURES; NO WAIVER; EXCLUSIVITY.................................14
ARTICLE VII - TERM.........................................................15
   7.01 TERM...............................................................15
ARTICLE VIII - MISCELLANEOUS...............................................15
   8.01 NOTICES............................................................15
   8.02 AMENDMENTS; NO WAIVERS.............................................16
   8.03 EXPENSES...........................................................16
   8.04 SUCCESSORS AND ASSIGNS.............................................16
   8.05 GOVERNING LAW; JURISDICTION........................................16
   8.06 COUNTERPARTS; EFFECTIVENESS........................................16
   8.07 ENTIRE AGREEMENT...................................................17
   8.08 CAPTIONS...........................................................17

EXHIBITS

Exhibit A-1     AHP Agreement
Exhibit A-2     Pfizer Agreement
Exhibit B       Patents

                               PURCHASE AGREEMENT


          AGREEMENT dated as of March 6, 2002 between Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Seller"), and Pharmaceutical Royalties International (Cayman) Ltd., a company organized under the laws of the Cayman Islands (including each of its successors, assigns and legal representatives, "Buyer").

                              W I T N E S S E T H:

          WHEREAS, Buyer desires to purchase the rights to receive certain royalty-based payments from Seller, and Seller desires to sell, assign and transfer such rights to Buyer, upon the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

          "Affiliate" means with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

          "Agreement" means this Purchase Agreement between Buyer and Seller.

          "AHP" means American Home Products Corporation, a Delaware corporation.

          "AHP Agreement" means the Research, Development and License Agreement between AHP and Seller dated September 2, 1994, as amended by agreements dated January 16, 1996; May 24, 1996; September 2, 1997; and September 9, 1999, together with the Option Agreement between Seller and AHP dated September 2, 1994, each of which is attached hereto as EXHIBIT A-1.

          "AHP Net Sales" means that portion of "Net Sales" as defined in the AHP Agreement on which royalties are due on sales of Products (as defined therein) containing TSE-424 ("bazedoxifene") during a given royalty payment and reporting period under the AHP Agreement.

          "AHP Payment" means a payment of royalties from AHP or any other Person to Seller or Seller's assignee (if any) as scheduled in the AHP Agreement which includes royalties paid on AHP Net Sales.

          "Applicable First Commercial Sale" shall mean (i) with respect to the Region consisting of North America, the first commercial sale in the United States, (ii) with respect to the Region consisting of Europe, the first commercial sale in a member country of the European Union, and (iii) with respect to the Region consisting of Japan, that country, (iv) with respect to the Region consisting of the Rest of World, the first commercial sale in a country within the Rest of the World.

          "Applicable Percentage" has the meaning set forth in Section 2.01.

          "Business Day" means any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the city of New York, New York.

          "Closing" has the meaning set forth in Section 2.01.

          "Confidential Disclosure Agreement" has the meaning set forth in
Section 5.02.

          "Enabling Agreements" means the AHP Agreement and the Pfizer
Agreement.

          "Exception Notice" means a notice in writing delivered pursuant to
Section 2.02(b) by one party to the other party hereto (i) specifying which of such party's representations and warranties contained herein are not true and correct in all material respects as of any applicable Exercise Date and (ii) providing, in reasonable detail, the facts and circumstances that render each such representation and warranty not true or correct.

          "Excluded Liabilities and Obligations" has the meaning set forth in
Section 2.04.

          "Exercise Date" has the meaning set forth in Section 2.02(a).

          "Exercise Notice" has the meaning set forth in Section 2.02(b).

          "Governmental Authority" means any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether federal, state or local (domestic or foreign), including, without limitation, the PTO and the U.S. National Institutes of Health.

          "Indemnified Party" has the meaning set forth in Section 6.02.

          "Indemnifying Party" has the meaning set forth in Section 6.02.

          "Lien" means, with respect to any agreement or other asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          "Loss" has the meaning set forth in Section 6.01.

          "Notice Date" has the meaning set forth in Section 2.02.

          "Notice Period" has the meaning set forth in Section 2.02.

          "Option Exercise Price" has the meaning set forth in Section 2.02.

          "Patents" means the patents and applications listed in EXHIBIT B hereto which arise from or in relation to the Enabling Agreements.

          "Person" means an individual, corporation, partnership, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

          "Pfizer" means Pfizer, Inc., a Delaware corporation.

          "Pfizer Agreement" means the agreement between Seller and Pfizer dated May 1, 1991, the Supplementary Agreement between the same parties dated October 1, 1993 and the Settlement Agreement and Mutual Release of All Claims between the same parties dated April 20, 1996, all of which are attached hereto as EXHIBIT A-2.

          "Pfizer Net Sales" means that portion of "Net Sales" as defined in the Pfizer Agreement on which royalties are due on sales of CP-336,156 ("lasofoxifene") during a given royalty payment and reporting period under the Pfizer Agreement.

          "Pfizer Payment" means a payment of royalties from Pfizer or any other Person to Seller or Seller's assignee (if any) as scheduled in the Pfizer Agreement which includes royalties paid on Pfizer Net Sales.

          "PTO" means the United States Patent and Trademark Office.

          "Purchase Price" has the meaning set forth in Section 2.01.

          "Region" means (i) North America (consisting of the United States, Canada and Mexico), (ii) Europe (consisting of the member countries of the European Union), (iii) Japan or (iv) the Rest of World.

          "Rest of the World" means every country of the world other than those countries in North America, Europe and Japan.

          "Seller's Knowledge" means the actual knowledge of the executive officers of Seller.

          "UCC" means the U.S. Uniform Commercial Code as in effect in the State of California and any successor statute, as in effect from time to time.

                                   ARTICLE II

                           PURCHASE AND SALE OF RIGHTS

          2.01 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement:

          (a) Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned or delivered, to Buyer, upon execution of this Agreement, free and clear of all Liens, the right to receive from Seller payments of 0.25% (the "Applicable Percentage") of the AHP Net Sales and the Applicable Percentage of the Pfizer Net Sales within ten (10) business days of and conditioned upon, the receipt by Seller (or any of Seller's assignees) of each AHP Payment or Pfizer Payment, respectively. The Applicable Percentage shall be increased from time to time by the additional percentage(s) specified in Section 2.02 upon the exercise of the option(s) and the payment of the applicable Option Exercise Price set forth therein. In order to secure its obligations to Buyer under this Agreement, Seller hereby grants to Buyer a continuing first security interest in and lien to all of Seller's right, title and interest in and to the Enabling Agreements, including, without limitation, its right to receive the AHP Payments and the Pfizer Payments.

          (b) For and in consideration of this right, Buyer shall pay to Seller six million US dollars ($6,000,000) (the "Purchase Price"). The payment of the Purchase Price by Buyer to Seller shall be made upon execution and delivery of this Agreement. The occurrence of such execution and delivery and payment is sometimes hereinafter referred to as the "Closing". Except to the extent otherwise provided in Section 6.01, the Purchase Price is non-refundable and is not conditioned on the receipt of any royalties by Seller.

          (c) At the Closing, Seller shall cause to be delivered to Buyer:

               (i) a certified copy of the resolutions of the Board of Directors of Seller authorizing this Agreement and the transactions contemplated hereby;

               (ii) a receipt for the Purchase Price;

               (iii) an opinion of counsel to Seller addressed to Buyer confirming the matters warranted in Sections 3.01, 3.02, 3.03, 3.04, 3.06 and 3.07; and

               (iv) a letter authorizing Buyer to file, pursuant to the security interest granted by Seller to Buyer in Section 2.01, a UCC financing statement on Form UCC-1, and all amendments and modifications thereto, securing Buyer's rights hereunder.

          At and after the Closing, if requested by Buyer, Seller will execute and deliver to Buyer such instruments and documents as may be reasonably requested by Buyer in order to evidence its ownership of the rights acquired hereunder, including without limitation such further UCC registration forms as Buyer may request.

          2.02 OPTIONS. (a) Seller hereby grants to Buyer the following options, each exercisable at Buyer's sole discretion, to acquire rights to receive additional percentages of both AHP Net Sales and Pfizer Net Sales on the same terms as described above in Section 2.01(a). For clarity, such options may be exercised only for additional percentages of both AHP Net Sales and Pfizer Net Sales. Payment of the Option Exercise Price specified below represents payment for the additional percentages of both the AHP Net Sales and the Pfizer Net Sales.

-------------------- ------------------------ ---------------------------- ---------------------------
                                                                             Additional Percentage of
Notice Date (each a   Exercise Date (each an         Exercise Price           both AHP Net Sales and
  "Notice Date")         "Exercise Date")      (each, an "Option Exercise        Pfizer Net Sales
                                                        Price")
-------------------- ------------------------ ---------------------------- ---------------------------
-------------------- ------------------------ ---------------------------- ---------------------------
May 1, 2002          May 15, 2002                       $3,000,000                   0.125%
-------------------- ------------------------ ---------------------------- ---------------------------
December 20, 2002    December 31, 2002                  $8,000,000                   0.250%
-------------------- ------------------------ ---------------------------- ---------------------------
September 15, 2003   September 30, 2003                $12,500,000                   0.250%
-------------------- ------------------------ ---------------------------- ---------------------------
March 16, 2004       March 31, 2004                    $16,000,000                   0.250%
-------------------- ------------------------ ---------------------------- ---------------------------
May 17, 2004         May 31, 2004                      $10,500,000                   0.125%
-------------------- ------------------------ ---------------------------- ---------------------------

          (b) If Buyer desires to exercise any option, Buyer shall give written notice (an "Exercise Notice") to Seller at any time from the date which is 30 days prior to the applicable Notice Date up to and including 5:00 p.m. (New York City time) on the applicable Notice Date (or, if not a Business Day, on the next following Business Day). If Buyer delivers an Exercise Notice, then:

               (i) unless, at least two (2) Business Days prior to the applicable Exercise Date, Seller delivers to Buyer an Exception Notice, Seller shall be deemed to have represented and warranted to Buyer that, as of the applicable Exercise Date, all of Seller's representations and warranties contained herein are true and correct in all material respects on and as of the applicable Exercise Date as if made on such Exercise Date;

               (ii) unless, at least two (2) Business Days prior to the applicable Exercise Date, Buyer delivers to Seller an Exception Notice, Buyer shall (A) be deemed to have represented and warranted to Seller that, as of the applicable Exercise Date, all of Buyer's representations and warranties contained herein are true and correct in all material respects on and as of the applicable Exercise Date as if made on such Exercise Date and (B) have, as of the applicable Exercise Date, sufficient funds available to pay the applicable Option Exercise Price; and

               (iii) on the applicable Exercise Date (or, if not a Business Day, on the next following Business Day), Buyer shall pay to Seller the applicable Option Exercise Price.

If Seller delivers to Buyer an Exception Notice as provided above, Buyer shall have the option, in its sole discretion, either (A) to withdraw the Exercise Notice at any time on or before the applicable Exercise Date or (B) to pay to Seller the applicable Option Exercise Price on the applicable Exercise Date. If Buyer elects to pay the Option Exercise Price pursuant to clause (B) in the immediately preceding sentence, Buyer shall be deemed to have waived the misrepresentation or breach of warranty to the extent specified in Seller's Exception Notice; provided that Buyer shall not be deemed to have waived any willful or intentional misrepresentation or breach.

If Buyer delivers to Seller an Exception Notice as provided above, Buyer shall be liable to Seller for any Loss suffered by Seller as a result of such misrepresentation or breach of warranty.

Except to the extent otherwise provided in Section 6.01, each Option Exercise Price shall be non-refundable and is not conditioned on the receipt of any payments by Seller from AHP, Pfizer or others.

          2.03 EXPIRATION OF RIGHTS TO RECEIVE PAYMENTS. Each of the rights set forth in Sections 2.01 and 2.02, whether granted pursuant to Section 2.01 or acquired by the exercise of an option pursuant to Section 2.02, shall expire as follows:

          (a) for all lasofoxifene-related rights (including those related to any lasofoxifene combination products), on the 10th anniversary of the Applicable First Commercial Sale on a Region by Region basis of any lasofoxifene product under the Pfizer Agreement or any amendment, modification or continuation thereof;

          (b) for rights based on AHP Net Sales of bazedoxifene not sold in combination with other drugs, on the 10th anniversary of the Applicable First Commercial Sale on a Region by Region basis of any bazedoxifene product under the AHP Agreement or any amendment, modification or continuation thereof;

          (c) for rights based on AHP Net Sales of bazedoxifene sold in combination with Premarin, on the 10th anniversary of the Applicable First Commercial Sale on a Region by Region basis of any bazedoxifene-Premarin combination product under the AHP Agreement or any amendment, modification or continuation thereof;

          (d) for rights based on AHP Net Sales of bazedoxifene sold in combination with any other drug(s), on the later to occur of (b) and (c) above.

For clarity, each such right of Buyer to receive payment from Seller shall in any event expire not later than the expiration of Seller's right to receive royalties on the corresponding product under the Enabling Agreements or any amendment, modification or continuation thereof.

          2.04 EXCLUDED LIABILITIES AND OBLIGATIONS. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is acquiring only the rights and options to receive payments from Seller as expressly set forth herein and is not assuming any liability or obligation of Seller of whatever nature, whether presently in existence or arising or asserted hereafter, whether under any of the Enabling Agreements or otherwise. All such liabilities and obligations shall be retained by and remain obligations and liabilities of Seller (the "Excluded Liabilities and Obligations").

          2.05 EXCLUDED ASSETS. Buyer does not, by purchase of the rights granted hereunder, acquire any assets or contract rights of Seller under the Enabling Agreements, except to the extent of the security interest granted by Seller to Buyer pursuant to Section 2.01(a). Buyer acknowledges that milestone payments made to Seller pursuant to the Enabling Agreements are not included in the rights and options granted hereunder.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer that:

          3.01 CORPORATE EXISTENCE AND POWER. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

          3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement does not require any notice to, action or consent by or in respect of, or filing with, any Governmental Authority except for filings required by the Securities Act of 1933 , the Securities Exchange Act of 1934 or actions taken or filings made, if any.

          3.04 NON-CONTRAVENTION. (a) The execution, delivery and performance by Seller of this Agreement does not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller, (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Seller, the AHP Payments or the Pfizer Payments which contravention, conflict or violation could reasonably be expected to have a material adverse effect on the AHP Payments or the Pfizer Payments; (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to the Seller, the AHP Payments or the Pfizer Payments which contravention, conflict or violation could reasonably be expected to have a material adverse effect on the AHP Payments or the Pfizer Payments; (iv) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit relating to the AHP Payments or the Pfizer Payments, or (v) result in the creation or imposition of any Lien on the AHP Payments or the Pfizer Payments (except for any Lien in favor of the Buyer).

          (b) Other than pursuant to this Agreement, Seller has not granted, and there does not currently exist, any Lien on the AHP Payments or the Pfizer Payments, on any of the Enabling Agreements.

          3.05 NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities or obligations of Seller related to the AHP Payments or Pfizer Payments of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or obligation, other than those which could not reasonably be expected to adversely affect Buyer's rights hereunder.

          3.06 LITIGATION. There is no action, suit, investigation or proceeding (or any basis therefor), of which Seller has received notice, pending or, to Seller's Knowledge, threatened, before any Governmental Authority or arbitrator that has or could materially adversely affect the AHP Payments or the Pfizer Payments. To Seller's Knowledge, there have been no claims made by any Person with respect to, and no actions, suits or other proceedings relating to the AHP Agreement or Pfizer Agreement which could reasonably be expected to have a material adverse effect on Buyer's rights hereunder.

          3.07 COMPLIANCE WITH LAWS. Seller is not in violation of, has not violated, and to the knowledge of Seller, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority applicable to the AHP Agreement or the Pfizer Agreement which could reasonably be expected to have a material adverse effect on Buyer's rights hereunder.

          3.08 NO PRIOR TRANSFER. Seller has not assigned and has not in any other way conveyed, transferred, or encumbered all or any portion of its right, title and interest to the AHP Payments or the Pfizer Payments, except as could not reasonably be expected to adversely affect Buyer's rights hereunder. Seller has received no notice from AHP or Pfizer that could reasonably be construed to mean that any future payment from AHP or Pfizer will not be timely made under the AHP Agreement or the Pfizer Agreement, respectively.

          3.09 ENABLING AGREEMENTS. A true, correct and complete copy of each of the Enabling Agreements is attached hereto as EXHIBIT A-1 and A-2. Each of the Enabling Agreements is in full force and effect in the forms attached hereto as EXHIBIT A-1 and A-2. There have been no amendments or modifications to any of the Enabling Agreements, other than attached as exhibits hereto. Neither AHP nor Pfizer has been released, in whole or in part, from any of its obligations under the AHP Agreement and the Pfizer Agreement, respectively. Neither the AHP Payments nor the Pfizer Payments is subject to any existing claim of rescission, offset, counterclaim or defense for any other liability or obligation of Seller. To Seller's Knowledge, no event has occurred or circumstance exists that would entitle either AHP or Pfizer to exercise any such right of rescission, offset, counterclaim or defense. Seller is in compliance with the Enabling Agreements and is not in breach of its obligations with respect thereto which breach could reasonably be expected to have a material adverse effect on its rights thereunder. AHP and Pfizer are, to Seller's Knowledge, in material compliance with, respectively, the AHP Agreement and the Pfizer Agreement and Seller has no reason to believe that either AHP or Pfizer does not intend to comply with its obligations pursuant to the AHP Agreement and the Pfizer Agreement, respectively, including their respective obligations to pay royalties on products covered thereby. Except for the Enabling Agreements and this Agreement, there are no other contracts, arrangements, or understandings relating to AHP Payments or the Pfizer Payments, except as could not reasonably be expected to adversely affect Buyer's rights hereunder. Each of the AHP

Agreement and the Pfizer Agreement is the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its respective terms.

          3.10 INTELLECTUAL PROPERTY. (a) Seller has not received any notice in writing to the effect that any Person has claimed that the Patents are invalid or unenforceable. To Seller's Knowledge, there is no set of facts or circumstances that if presented to a Governmental Authority could reasonably be expected to render the Patents invalid or unenforceable.

          (b) To Seller's Knowledge, the manufacture, use, sale or import of bazedoxifene or lasofoxifene would not infringe a patent or other intellectual property right of another Person. To Seller's Knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the manufacture, sale or proposed sale of bazedoxifene or lasofoxifene would infringe any patent or other intellectual property right of another Person.

          (c) Pursuant to the Enabling Agreements, (i) Seller is entitled to receive a royalty stream from (A) Pfizer based on the sale of lasofoxifene and
(B) AHP based on the sale of bazedoxifene and (ii) Seller has not received notice from either AHP or Pfizer that the development of bazedoxifene or lasofoxifene, as the case may be, has been discontinued.

          3.11 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

          3.12 OTHER INFORMATION. Neither this Agreement nor any of the exhibits appended hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading, except as could not reasonably be expected to have a material adverse effect on Buyer's rights hereunder.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller that:

          4.01 ORGANIZATION AND EXISTENCE. Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all applicable powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the powers of Buyer and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

          4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement does not require any action by or in respect of, or filing with, any Governmental Authority (except for actions taken or filings made, if any).

          4.04 NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement does not and will not (i) contravene or conflict with the organizational documents of Buyer, (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to Buyer; or (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to Buyer, except as could not reasonably be expected to materially adversely affect Seller's rights to receive or retain the Purchase Price and any Option Exercise Price paid hereunder.

          4.05 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller upon consummation of the transactions contemplated by this Agreement.

          4.06 FINANCING. At the Closing, Buyer will have sufficient funds available to pay the Purchase Price.

          4.07 LITIGATION. There is no action, suit, investigation or proceeding (or any basis therefor), of which Buyer has received notice, pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to materially adversely affect Seller's rights to receive or retain the Purchase Price and any Option Exercise Price paid hereunder.

          4.08 COMPLIANCE WITH LAWS. Buyer is not in violation of, has not violated, and to the knowledge of Buyer, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree entered by any Governmental Authority which could reasonably be expected to materially adversely affect Seller's rights to receive or retain the Purchase Price and any Option Exercise Price paid hereunder.

                                    ARTICLE V

                                    COVENANTS

          Buyer and Seller agree that:

          5.01 MAINTENANCE OF ENABLING AGREEMENTS. (a) Seller shall exercise fully all of its rights, and comply fully with all of its obligations, under the Enabling Agreements, except as could not reasonably be expected to adversely affect the AHP Payments or the Pfizer Payments. Seller shall not permit any amendment to the Enabling Agreements that could reasonably be expected to reduce the AHP Payments or the Pfizer Payments below 1.25% of AHP Net Sales or Pfizer Net Sales, respectively. Subject to Section 5.02, Seller shall provide to Buyer a copy of any amendment or modification to, or waiver under, any of the Enabling Agreements.

          (b) Seller shall not sell, transfer, assign or otherwise dispose of any right, title or interest in or to the AHP Payments, the Pfizer Payments or the Enabling Agreements if such sale, transfer, assignment or disposition could reasonably be expected to reduce Seller's economic interest therein below 1.25% of AHP Net Sales or 1.25% of Pfizer Net Sales. Seller shall not grant any Lien on the AHP Payments, the Pfizer Payments or the Enabling Agreements except any such Lien as would be subordinate in priority and right of payment to the security interest granted by Seller to Buyer pursuant to Section 2.01 hereof.

          5.02 CONFIDENTIALITY. The parties have entered into a Confidential Disclosure Agreement dated January 24, 2002 (the "Confidential Disclosure Agreement") which, to the extent not otherwise inconsistent with this Agreement, remains in full force and effect.

          5.03 PUBLIC ANNOUNCEMENT. The Confidential Disclosure Agreement notwithstanding, each party shall have the right to make disclosures relevant to this Agreement that are required by law, governmental rules and regulations or the rules and regulations of any applicable securities exchange or trading system. The parties agree to consult with each other before issuing any other press release or making any other public statement with respect to this Agreement.

          5.04 PAYMENTS. Within ten (10) business days of receipt of an AHP Payment or Pfizer Payment, or in the absence of such receipt, the making by AHP or Pfizer of an AHP Payment or Pfizer Payment to any other Person, Seller will remit to Buyer payments due hereunder, pursuant to Section 2.01, in US dollars by federal funds wire transfer at New York pursuant to instructions received from Buyer. The amount of the payment shall be determined based upon AHP Net Sales or Pfizer Net Sales reported under the Enabling Agreements, as applicable and shall be calculated by multiplying (a) such AHP Net Sales or Pfizer Net Sales, as the case may be, by (b) the Applicable Percentage (expressed as a decimal). By way of example only, if first and second options were exercised, the amount due Buyer hereunder would be:


(portion of reported Net Sales for payment    x    (0.0025 + 0.00125 + 0.0025)
 period due on royalty-bearing bazedoxifene or lasofoxifene sales)


If AHP Net Sales or Pfizer Net Sales are not separately reported in the applicable royalty reports received by Seller from AHP or Pfizer, then Buyer and Seller shall jointly determine in good faith the amount of each such payment owed by Seller to Buyer hereunder, using such information as they jointly decide is appropriate including, without limitation, any publicly available information, it being understood that such public information shall not necessarily be determinative. If the parties are not able to jointly determine any such payment, within three (3) business days of Buyer's or Seller's request, Seller's CEO or CFO and a Managing Director of Buyer (or other executive officer of an Affiliate of Buyer) shall meet in person in Chicago, Illinois to determine such payment. Seller shall immediately pay any amount not in dispute. If, notwithstanding each party's good faith efforts to jointly determine such payment, the parties remain unable to agree upon such payment, then Seller shall use reasonable commercial efforts to obtain separately reported AHP Net Sales and Pfizer Net Sales.

          Any payment due hereunder (pursuant to Section 2.01) which is not made when due shall bear interest until paid at the prime interest rate as announced by Citibank, N.A., plus 2%, compounded monthly. Any payment due hereunder (pursuant to Section 2.01) shall be made without offset or deduction for any claim of rescission, offset or counterclaim or for any defense or other liability or obligation of Seller or any of its Affiliates to AHP, Pfizer or any of their respective Affiliates. By notice to Seller in writing, Buyer may instruct Seller to make such payments to another of its accounts or the account(s) of Buyer's Affiliate(s); PROVIDED that Buyer provides to Seller any applicable tax forms exempting Seller from any withholding, transfer, value-added or sales tax imposed against Seller by any Governmental Authority.

          5.05 CERTAIN NOTICES. Seller shall provide written notice to Buyer within five (5) business days of receipt by Seller of any notice or report from AHP or Pfizer that the development of bazedoxifene or lasofoxifene, as the case may be, has been discontinued.

          5.06 AUDITS. (a) Not more than once in any calendar year, at Buyer's request and at Buyer's expense, Seller shall cause a certified public accountant mutually acceptable to the parties to conduct an audit of the relevant books and records of Seller, for the purposes of verifying amounts due Buyer hereunder. Buyer's then-current independent accountant shall be deemed mutually acceptable to the parties under the preceding sentence. Such books and records are confidential information of Seller, AHP and/or Pfizer and may not be disclosed to Buyer. Accountant shall report to Buyer only that the amounts paid hereunder have been correct, or the amount of shortfall or overpayment, if any. Seller shall promptly pay any shortfall reported by such accountant and Buyer shall promptly refund any overpayment. If any shortfall in payments owed to Buyer exceeds 5% of the aggregate payments for Buyer for such calendar year, then Seller shall reimburse Buyer for the cost of such audit.

          (b) If at any time Seller disposes of its entire interest in the AHP Payments or the Pfizer Payments (not including the Applicable Percentage of the Pfizer Net Sales or AHP Net Sales sold to Buyer hereunder), then at Buyer's request and at Buyer's expense, Seller's successors or assigns shall direct a certified public accountant mutually agreeable to the parties to perform an audit of the relevant books and records of AHP and/or Pfizer on the terms provided for in the AHP Agreement and the Pfizer Agreement; provided that such audit shall only be directed to bazedoxifene or lasofoxifene products, as the case may be; and provided that Buyer shall be entitled to any recoupment of expenses pursuant to provisions governing audit rights under the AHP Agreement and the Pfizer Agreement.

          5.07 BREACH OF THE ENABLING AGREEMENTS. Upon any occurrence of a breach by AHP or Pfizer under the AHP Agreement or Pfizer Agreement, as the case may be, which is not cured as provided in the applicable agreement and which would adversely affect Buyer's rights hereunder, Seller shall give prompt written notice thereof to Buyer and at Buyer's request, the parties hereto shall meet and confer to determine a course of action with respect to such breach. Seller shall have the right to control any litigation or other proceeding unless otherwise agreed in writing; PROVIDED that, solely to the extent necessary to protect its interests in the AHP Net Sales and the Pfizer Net Sales, Buyer may, at its option and expense, participate in any such litigation or other proceeding, including any counterclaim alleging invalidity of the Patents or otherwise alleging that the AHP Agreement or the Pfizer Agreement is invalid or unenforceable and including in all settlement discussions or meetings; and provided that Buyer shall be entitled to share, pro rata as to its proportion of the AHP Payments and Pfizer Payments, in any judgment awarded in such circumstances, net of Buyer's pro rata share of Seller's reasonable expenses and reasonable attorneys' fees relating to AHP Net Sales or Pfizer Net Sales. For greater certainty, it is understood and agreed between the parties that the right of Buyer to "participate" in any such litigation or other proceeding shall be limited to: (i) the right to review and comment on all draft pleadings and other documents to be filed with any Governmental Authority, arbitrator or mediator, but not the right to require that any changes be made thereto, (ii) the right to review and comment on all proposed settlement agreements, but not the right to require that any changes be made thereto; and (iii) unless the opposing party(ies) object, the right to be present at any hearings or conferences and at settlement discussions or other meetings and the right to communicate at such hearings or conferences, discussions or meetings with Seller and counsel for Seller, but not the right to communicate directly with the applicable Governmental Authority, arbitrator or mediator or with the opposing party at any such hearings, conferences, discussions or meetings. Nothing in this Section 5.07 is intended to affect the rights and obligations of the parties hereto set forth elsewhere in this Agreement, including without limitation in Sections 5.01 and 5.04 hereof.

          5.08 COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement; PROVIDED that Buyer shall not be obligated to pay any amount of money or deliver any goods or services to Seller or any third party except as otherwise expressly provided in this Agreement. Buyer and Seller agree to execute and deliver such other documents, certificates, agreements and other writings (including any UCC filings requested by Buyer) and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

                                   ARTICLE VI

                            SURVIVAL; INDEMNIFICATION

          6.01 INDEMNIFICATION. (a) Seller hereby indemnifies Buyer and its Affiliates against, and agrees to hold each of them harmless from, any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by Buyer and its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Seller pursuant to this Agreement, including any failure by the Seller to satisfy any of the Excluded Liabilities and Obligations.

          (b) Buyer hereby indemnifies Seller and its Affiliates against, and agrees to hold each of them harmless from, any and all Loss incurred or suffered by Seller and its Affiliates arising out of (i) any misrepresentation or breach of warranty contained in Article IV; (ii) any breach of Section 5.02; and (iii) any failure by Buyer, after delivery to Seller of any Exercise Notice, to pay the applicable Exercise Price on the applicable Exercise Date, in accordance with, and subject to the terms and conditions of, Section 2.02(b), provided that this clause (iii) shall not apply if Seller delivers an Exception Notice to Buyer and Buyer withdraws the Exercise Notice prior to the applicable Exercise Date in accordance with Section 2.02(b).

          6.02 PROCEDURES; NO WAIVER; EXCLUSIVITY. (a) The party seeking indemnification under Section 6.01 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 6.01; PROVIDED that the failure to give such notice shall not affect the Indemnified Party's rights hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 6.01 for any settlement effected without its prior consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that such consent may not be unreasonably withheld.

          (b) No investigation by Buyer of the Enabling Agreements or by either party of other matters shall limit such party's rights to indemnification hereunder.

          (c) After the Closing, Section 6.01 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.

          (d) The representations, warranties, covenants and agreements contained herein shall survive the Closing. The expiration of any term of this Agreement shall not excuse any party hereto from its liability in respect of any breach hereof prior to such expiration.

                                   ARTICLE VII

                                      TERM

          7.01 TERM. This Agreement will expire simultaneously with the last to expire right to receive payment under Section 2.03; PROVIDED, that Buyer shall have received all applicable payments due hereunder. The provisions of Section 5.02, Section 8.03 and Article VI in respect of any breaches prior to the expiration date of this Agreement, shall survive any expiration of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          8.01 NOTICES. All notices, requests and other communications to either party hereunder shall be in writing and shall be given by regular mail or courier as follows:

            (a)         if to Buyer, to:

                        c/o Royalty Pharma AG
                        675 Third Avenue
                        Suite 3000
                        New York, NY 10017
                        Attention:  Alexander B. Kwit, Esq.
                        Telecopy:   (917) 368-0021

                        with a copy to:

                        Testa, Hurwitz & Thibeault, LLP
                        125 High Street
                        Boston, MA  02110
                        Attention:  F. George Davitt, Esq.
                        Telecopy:   (617) 248-7100

            (b)         if to Seller, to:

                        Ligand Pharmaceuticals Incorporated
                        10275 Science Center Drive
                        San Diego, CA  92121
                        Attention: General Counsel
                        Facsimile: (858) 550-1825

or to such other address as any party may have furnished to the other in writing in accordance herewith. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          8.02 AMENDMENTS; NO WAIVERS. (a) Any provisions of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          8.03 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          8.04 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. After the Closing, without limiting the generality of the foregoing, nothing herein shall prohibit or restrict Buyer from assigning any of its rights and obligations hereunder to any Affiliate of Buyer or any other Person; provided that, without the consent of Seller, no such assignment shall relieve Buyer from its obligations hereunder.

          8.05 GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

          8.06 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

          8.07 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, and the Confidential Disclosure Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement; PROVIDED that in the event of any inconsistency between this Agreement and the Confidential Disclosure Agreement, the provisions of this Agreement shall govern. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          8.08 CAPTIONS. The titles and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIGAND PHARMACEUTICALS INCORPORATED

By:      /s/ Paul Maier
         Name: Paul V. Maier
         Title: Senior VP, CFO


PHARMACEUTICAL ROYALTIES INTERNATIONAL (CAYMAN) LTD.

By:      /s/ David Madden
         Name: David Madden
         Title: Attorney-in-fact



By:      ________________________________
         Name:
         Title:

                                   EXHIBIT A-1
                                  AHP AGREEMENT

*This exhibit was previously filed as part of, and is hereby incorporated by reference to exhibit 10.77 filed with the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1994.

                                   EXHIBIT A-2
                                PFIZER AGREEMENT

*This exhibit was previously filed as part of, and is hereby incorporated by reference to exhibit 10.35 filed with the Company's Registration Statement on Form S-1 (No. 33-47257) filed on April 16, 1992 as amended.

*This exhibit was previously filed as part of, and is hereby incorporated by reference to exhibit 10.151 filed with the Company's Quarterly report on Form 10-Q for the period ended June 30, 1996

                                    EXHIBIT B
                         PATENTS AND PATENT APPLICATIONS

U.S. Patent Rights Relating to CP-336,156

(i) U.S. Patent No. 5,552,412, which issued from U.S. Serial No. 08/369,954, filed January 9, 1995.

(ii) U.S. Patent No. 6,204,286, which issued from U.S. Serial No. 08/849, 726, filed June 30, 1997.

(iii) U.S. Patent No. 6,153,622, which issued from U.S. Serial No. 09/141,613, filed August 28, 1998.

(iv) U.S. Patent Application, Publication Number 20010025051, which published from U.S. Serial No. 09/820,158, filed March 28, 2001.

(v) U.S. Patent No. 6,323,232, which issued from U.S. Serial No. 09/117, 972, filed December 23, 1996, which claims the benefit of U.S. Provisional Application 60/012,412, filed February 28, 1996.

(vi) U.S. Patent Application, Publication Number 20010009920, which published from U.S. Serial No. 09/736,051, filed December 13, 2000.

U.S. Patent Rights Relating to TSE-424

(i) U.S. Patent No. 5,998,402, which issued from U.S. Serial No. 08/833,271, filed April 4, 1997, which claims the benefit of U.S. Provisional Application, Serial No. 60/015,553, filed April 19, 1996.

(ii) U.S. Patent No. 6,326,367, which issued from U.S. Serial No. 09/388,581, filed September 2, 1999.

(iii) U.S. Patent No. 6,127,404, which issued from U.S. Serial No. 09/388,580, filed September 2, 1999.

(iv) U.S. Patent No. 6,232,307, which issued from U.S. Serial No. 09/416,078, filed October 12, 1999.

(v) U.S. Patent No. 6,225,308, which issued from U.S. Serial No. 09/416,318, filed October 12, 1999.

(vi) U.S. Patent No. 6,291,451, which issued from U.S. Serial No. 09/779,048, filed February 8, 2001.

(vii) U.S. Patent No. 6,326,392, which issued from U.S. Serial No. 09/185,058, filed November 3, 1998, which claims the benefit of U.S. Provisional Application, Serial No. 60/093,051, filed November 6, 1997.